EXHIBIT 10.22

FOURTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of [____], 2025 (the “Fourth Amendment Effective Date”) among:

KIRKLAND’S STORES, INC., a Tennessee corporation (the “Lead Borrower”);

The other Borrowers party thereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”);

The Guarantors party hereto;

the Lenders party hereto; and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent, among others, have entered into a certain Third Amended and Restated Credit Agreement dated as of March 31, 2023 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of January 25, 2024, that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 21, 2024, that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of May 7, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Lead Borrower has informed the Agent of the Lead Borrower’s intent to amend the Term Loan Credit Agreement on the date hereof (the “Term Loan Amendment”);

WHEREAS, the Lead Borrower has requested that the Agent and the Lenders agree to amend the Credit Agreement to (i) permit the Term Loan Amendment and certain other transactions contemplated thereby, and (ii) amend certain provisions of the Existing Credit Agreement, in each case subject to the terms and conditions set forth herein; and

WHEREAS, the Loan Parties, the Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, to (i) permit the Loan Parties to enter into the Term Loan Amendment and certain other transactions contemplated thereby, and (ii) amend certain provisions of the Existing Credit Agreement, as more particularly set forth herein (the Existing Credit Agreement, as amended by this Amendment and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.

Representations and Warranties. Each of the Loan Parties hereby represents and warrants that as of the date hereof, (a) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document, and (b) all representations and warranties contained in the Credit Agreement and in any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

3.

Ratification and Reaffirmation of Loan Documents. The Credit Agreement, as hereby amended, and all other Loan Documents, are hereby ratified and re-affirmed in all respects and shall continue in full force and effect, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the L/C Issuer, and the Agent, as applicable, the Revolving Loans, the Swing Line Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the L/C Issuer and the Agent, as applicable, under the Credit Agreement, as amended hereby, and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect.

4.	Amendments to Credit Agreement. Agent and the Loan Parties hereby agree that from and after the Fourth Amendment Effective Date:

a.	Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

“Fourth Amendment” means the Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among, the Loan Parties, the Lenders party thereto, and the Agent.

“Fourth Amendment Effective Date” means September [__], 2025.

b.	Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating clause (a) appearing therein in its entirety as set forth below:

“(a)         the face amount of Eligible Credit Card Receivables multiplied by, 90%;”

c.	Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Change of Control” in its entirety as set forth below:

““Change of Control” means an event or series of events by which:

(a)         any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); provided, however, that the Term Loan Agent and its Affiliates may be the “beneficial owner”, directly or indirectly, of an amount of Equity Interests of the Parent not to exceed 75% in the aggregate so long as a majority of the members of the board of directors or equivalent governing body of the Parent is comprised of members approved by shareholders other than the Term Loan Agent and its Affiliates; or

(b)         during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by (x) individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (y) subject to the proviso set forth below, the Term Loan Agent or any of its Affiliates, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided, however, that the Term Loan Agent and its Affiliates shall not elect or nominate to the board of directors or other equivalent governing body of the Parent a majority of the members thereof and at all times, a majority of the members of the board of directors or other equivalent body of the Parent shall be comprised of members approved by shareholders other than the Term Loan Agent and its Affiliates; or

(c)         any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; provided, however, that the Term Loan Agent and its Affiliates may acquire by contract or otherwise, and may enter into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over an amount of Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) not to exceed 75% in the aggregate of the combined voting power of such securities, so long as a majority of the members of the board of directors or equivalent governing body of the Parent is comprised of members approved by shareholders other than the Term Loan Agent and its Affiliates; or

(d)         any “change in control” or “sale” or “disposition” or similar event as defined in any Organizational Document of any Loan Party or any document governing Material Indebtedness of any Loan Party; or

(e)         the Parent fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Agent), except where such failure is as a result of a transaction permitted by the Loan Documents.”

d.	Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Fee Letter” in its entirety as set forth below:

““Fee Letter” means, collectively, (v) the fee letter, dated the Third Restatement Date, among the Borrowers and the Agent, (w) the fee letter, dated the First Amendment Effective Date among the Borrowers and the Agent, (x) the Second Amendment Fee Letter, (y) the fee letter, dated the Third Amendment Effective Date among the Borrowers and the Agent and (z) the fee letter, dated the Fourth Amendment Effective Date among the Borrowers and the Agent.”

e.	Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Required Availability Amount” in its entirety as set forth below:

f.

““Required Availability Amount” means (a) from the Fourth Amendment Effective Date through but not including February 1, 2026, the greater of (x) 10% of the Loan Cap and (y) $5,000,000, (b) from February 1, 2026 through but not including March 1, 2026, the greater of (x) 10% of the Loan Cap and (y) $6,000,000, (c) from March 1, 2026 through but not including April 1, 2026, the greater of (x) 10% of the Loan Cap and (y) $7,000,000 and (d) on April 1, 2026 and thereafter, the greater of (x) 10% of the Loan Cap and (y) $8,000,000; provided, that in the case of clauses (a), (b) and (c) above, in the event Consolidated EBITDA for the Parent and its Subsidiaries for the trailing three (3) month period immediately preceding such calculation date is not at least 85% of the amount set forth in the forecasts delivered pursuant to Section 6.01(c) for projected Consolidated EBITDA (the “EBITDA Test”), the Required Availability Amount shall be deemed to be the greater of (x) 10% of the Loan Cap and (y) $8,000,000 at all times hereunder regardless of any later satisfaction of the EBITDA Test. With respect to any determination of the Required Availability Amount, in the event the financial statements required to be delivered pursuant to Section 6.01(b) are not delivered within two (2) Business Days of the time periods set forth therein, the Required Availability Amount shall be deemed to be the greater of (x) 10% of the Loan Cap and (y) $8,000,000 until such financial statements are delivered. Solely for purposes of calculating compliance with the EBITDA Test, Consolidated EBITDA shall be calculated excluding any components thereof not set forth in the forecasts delivered pursuant to Section 6.01(c).”

5.

Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent, unless otherwise waived in writing by the Agent:

a.	This Amendment shall have been duly executed and delivered by the Loan Parties and the Lenders. The Agent shall have received a fully executed original or pdf copy hereof.

b.	The Agent shall have received an amendment to the Term Loan Intercreditor Agreement, in form and substance satisfactory to the Agent.

c.

The Agent shall have received a certificate from a Responsible Officer of the Lead Borrower attaching a true, correct and complete copy of the Term Loan Amendment and all material agreements related thereto.

d.	The Fee Letter dated as of the date hereof shall have been duly executed and delivered by the Borrowers.

e.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

f.	There shall not have occurred since May 7, 2025, any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

g.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

6.

Consent to Intellectual Property Sale. Effective as of the Fourth Amendment Effective Date, in express reliance upon the terms and conditions of this Amendment, including without limitation, the Loan Parties’ representations and warranties herein, and subject to the terms and conditions of this Amendment, the Agent hereby consents to the sale of the Intellectual Property as set forth in the Term Loan IP Purchase Agreement as required pursuant to Section 7.05 of the Existing Credit Agreement. It is agreed that the consent set forth herein in this Section 6 shall be limited expressly as set forth herein and shall not (i) constitute a modification or waiver of any other provision of the Credit Agreement or the other Loan Documents or the obligations of the Loan Parties thereunder, each of which remains in full force and effect, (ii) impair, modify, abrogate or limit any other provision of the Loan Documents, or (iii) constitute a waiver of any Default or Event of Default.

7.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

8.

Expenses. The Borrowers shall reimburse the Agent for all reasonable out-of-pocket costs and expenses of the Agent, including, reasonable attorneys’ fees pursuant to Section 10.04 of the Credit Agreement.

9.

Multiple Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

10.

Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.

Release by the Loan Parties. Each Loan Party for and on behalf of itself and its legal representatives, successors and assigns, fully, unconditionally, and irrevocably waives, releases, relinquishes and forever discharges the Agent, the Lenders and each of their parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assigns, (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, liabilities, losses, costs, expenses, demands, judgments, damages (including compensatory and punitive damages), levies and executions of whatsoever kind, nature and/or description arising on or before the Fourth Amendment Effective Date, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, joint or several, fixed or contingent, direct or indirect, contractual or tortious, which the Loan Parties, or their legal representatives, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, that relate to the Loan Documents, the administration of any Loan Documents, the negotiations relating to this Amendment and the other Loan Documents executed in connection herewith and any other instruments and agreements executed by the Loan Parties in connection therewith or herewith, arising on or before the Fourth Amendment Effective Date.

[remainder of page intentionally left blank; signature pages follow]          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BORROWERS:

KIRKLAND’S STORES, INC., as Lead Borrower and as a Borrower

By:         ___________________________

Name:         ___________________________

Title:         ___________________________

KIRKLAND’S TEXAS, LLC, as a Borrower

By:         ___________________________

Name:         ___________________________

Title:         ___________________________

GUARANTORS:

THE BRAND HOUSE COLLECTIVE, INC., as Parent and as a Guarantor

By:         ___________________________

Name:         ___________________________

Title:         ___________________________

KIRKLAND’S DC, INC., as a Guarantor

By:         ___________________________

Name:         ___________________________

Title:         ___________________________

BANK OF AMERICA, N.A., as Administrative Agent, as Collateral Agent and as a Lender

By:         ___________________________

Name:         ___________________________

Title:         ___________________________